UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 18, 2016

Six Flags Entertainment Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

924 Avenue J East
Grand Prairie, Texas	75050
(Address of Principal Executive Offices)	(Zip Code)

(972) 595-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 18, 2016, the Company issued a press release announcing that effective February 19, 2016, the Company’s Chairman, President and Chief Executive Officer since August 2010, James Reid-Anderson, 56, will assume the role of Executive Chairman of the Company, and John M. Duffey, 55, the Company’s Chief Financial Officer since September 2010, will become the Company’s next President and Chief Executive Officer and will be appointed to the Company’s Board of Directors effective February 19, 2016.
Marshall Barber, 52, will serve as Chief Financial Officer of the Company effective on February 19, 2016 and will be responsible for the finance and information technology functions in the Company. Mr. Barber previously served as Vice President of Business Planning for the Company from July 2006 to February 2016. He also held various other park-level and corporate-level financial positions since joining the Company in October 1996. Prior to joining the Company, Mr. Barber held financial positions at FoxMeyer Drug and G. D. Searle from 1994 to 1996 and with Electrocom Automation from 1989 to 1994. Mr. Barber holds a Bachelors of Business Administration degree from the University of Texas at Arlington and an M.B.A. from Texas Christian University.
In connection with Mr. Reid-Anderson’s appointment as Executive Chairman, the Company entered into an Employment Agreement with Mr. Reid-Anderson (the “Reid-Anderson Employment Agreement”). Pursuant to the Reid-Anderson Employment Agreement, Mr. Reid-Anderson’s current employment agreement with the Company will terminate on February 19, 2016, and he will serve as Executive Chairman for a term of two years with a base salary of at least $1,000,000 for the first year of the term and at least $500,000 for the second year of the term. Mr. Reid-Anderson will be eligible for an annual bonus with a target of 100% of his base salary, which will be prorated in the 2016 fiscal year based on target rates in effect before and after the effectiveness of the Reid-Anderson Employment Agreement. In addition, Mr. Reid-Anderson will forfeit one-half of his target award under the Company’s Project 600 Program on February 19, 2016, but will continue to participate in the Company’s Project 600 Program with respect to a target award of 250,000 shares. Mr. Reid-Anderson is also entitled to participate in or receive benefits under the employee benefit programs of the Company, including the Company’s life, health and disability programs, as well as to receive reimbursement of certain expenses incurred during his employment.
In connection with Mr. Duffey’s appointment as President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Duffey (the “Duffey Employment Agreement”) that provides for, among other things, a base salary of at least $1,050,000 per year and an annual bonus with a target of 120% of his base salary, which will be prorated in the 2016 fiscal year based on target rates in effect before and after the effectiveness of the Duffey Employment Agreement. In addition, on February 19, 2016 Mr. Duffey will be granted options to purchase 250,000 shares of the Company’s common stock in accordance with a nonqualified stock option agreement under the Company’s Long-Term Incentive Plan, which will vest in equal amounts upon each of the first four anniversaries of the grant date, and an additional award under the Company’s Project 600 Program with a target award of 250,000 shares for a total target award (including his existing award) under the Company’s Project 600 Program of 370,000 shares. Mr. Duffey is also entitled to participate in or receive benefits under the employee benefit programs of the Company, including the Company’s life, health and disability programs, as well as to receive reimbursement of certain expenses incurred during his employment.
In connection with Mr. Barber’s appointment as Chief Financial Officer, the Company entered into an employment agreement with Mr. Barber (the “Barber Employment Agreement”), which provides that Mr. Barber’s base salary will be at least $500,000 per year and he will be eligible for an annual bonus with a target of 75% of his base salary, which will be prorated in the 2016 fiscal year based on the proportion of an annual target bonus of $100,000 for the portion of the 2016 fiscal year before the effectiveness of the Barber Employment Agreement and the target rate in effect after the Barber Employment Agreement is in effect. In addition, on February 19, 2016, Mr. Barber will be granted options to purchase 75,000 shares of the Company’s common stock in accordance with a nonqualified stock option agreement under the Company’s Long-Term Incentive Plan, which will vest in equal amounts upon each of the first four anniversaries of the grant date, and an additional award under the Company’s Project 600 Program with a target award of 30,000 shares for a total target award (including his existing award) under the Company’s Project 600 Program of 52,500 shares. Mr. Barber is also entitled to participate in or receive benefits under the employee benefit programs of the Company, including the Company’s life, health and disability programs, as well as to receive reimbursement of certain expenses incurred during his employment.
The Reid-Anderson Employment Agreement, the Duffey Employment Agreement and the Barber Employment Agreement also contain provisions for separation payments and benefits upon certain types of termination of employment as well as contain customary non-competition, indemnification, confidentiality and proprietary information provisions.
The foregoing descriptions of the Reid-Anderson Employment Agreement, the Duffey Employment Agreement and the Barber Employment Agreement do not purport to be complete and are qualified in their entirety by the text of the agreements, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
A copy of the press release announcing these management changes is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01                                           Financial Statements and Exhibits.

(d)             Exhibits

99.1                        Press Release of Six Flags Entertainment Corporation, dated February 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

	By:	/s/ Lance C. Balk
		Name:	Lance C. Balk
		Title:	Executive Vice President and General Counsel

Date: February 18, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Six Flags Entertainment Corporation, dated February 18, 2016

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